Exhibit 10.15

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

BRIDGE MEDICINES LICENSE AGREEMENT

This BRIDGE MEDICINES LICENSE AGREEMENT (“Agreement”), dated as of January 31, 2020 (the “Effective Date”), is by and between The Rockefeller University, a New York not-for-profit corporation, with offices located at 1230 York Avenue, New York, NY 10065 (“Licensor”), and Bridge Medicines LLC, a Delaware limited liability company, with offices located at Lasdon House, Suite 514, 420 East 70th Street, New York, NY 10021 (“Bridge Medicines” and, in its role as a licensee hereunder, “Licensee”). The parties to this Agreement are collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, Licensor is the sole and exclusive owner of, and has the right to license to Licensee, the Licensed Patents (as defined below) and the Licensed Technology (as defined below);

WHEREAS, Licensee wishes to practice the Licensed Patents and the Licensed Technology in the Field of Use (as defined below) in the Territory (as defined below) in connection with the Licensed Products (as defined below), and Licensor is willing to grant to Licensee a license to the Licensed Patents and the Licensed Technology on the terms and conditions set out in this Agreement; and

WHEREAS, Licensor desires that the Licensed Patents and the Licensed Technology be developed and utilized to the fullest possible extent so that their benefits can be enjoyed by the general public, and has determined that the exploitation of the Licensed Patents and the Licensed Technology is in the best interest of Licensor and consistent with its research missions and goals.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.
Definitions.

For purposes of this Agreement, the following terms shall have the following meanings:

a.
“AAA” has the meaning set forth in Section 14.n.ii.
b.
“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person for so long as such control exists. For purposes of this definition, a Person has “control” of another Person if it has the direct or indirect ability or power to direct, or cause the direction of management policies of such other Person or otherwise direct the affairs of such other Person, whether through ownership of at least fifty percent (50%) of the voting securities of such other Person, by contract or otherwise. In any jurisdiction in which 50% control is not permitted by applicable Law, the “at least fifty percent (50%)” threshold shall be deemed to be satisfied by the possession of the maximum percentage allowable in such jurisdiction. “Agreement” has the meaning set forth in the preamble.

c.
“Bankruptcy Code” has the meaning set forth in Section 14.a.
d.
“Bridge Medicines” has the meaning set forth in the preamble.
e.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to be closed for business.
f.
“Commercial Sale” means any bona fide transaction with a Third Party for the sale, use, lease, transfer or other disposition of a Licensed Product by or on behalf of Company that constitutes a Net Sale.
g.
“Confidential Information” means any information that is treated as confidential by either Party, including the Licensed Technology, trade secrets (in the case of Licensee only), technology, clinical data, test results, research and development, and information pertaining to prosecution of Licensed Patents, business operations and strategies in each case to the extent it is: (a) if in tangible form, marked as confidential; or (b) otherwise, identified at the time of disclosure as confidential. Without limiting the foregoing, “Confidential Information” includes the terms and existence of this Agreement. “Confidential Information” does not include: (i) information that is or becomes generally available to the public other than as a result of any action by the Receiving Party; (ii) information that was received by or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that, the source of such information was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any person or entity with respect to such information; or (iii) information that was known prior to the disclosure or is developed independently by or on behalf of the Receiving Party or any of its Affiliates without access to the information supplied by the Disclosing Party under this Agreement.
h.
“Designated Liaison” has the meaning set forth in Section 14.n.ii.
i.
“Development Plan” means the plan agreed upon by the Parties and attached to this agreement as Exhibit A.
j.
“Disclosing Party” has the meaning set forth in Section 9.a.
k.
“Earned Royalty” has the meaning set forth in Section 5.a.
l.
“Effective Date” has the meaning set forth in the preamble.
m.
“Field of Use” means the prevention, treatment, prognosis and/or diagnosis of conditions and diseases in humans.
n.
“First Commercial Sale” means, on a country-by-country basis and Licensed Product-by-Licensed Product basis, the first time a Commercial Sale is made.
o.
“First Notice Date” has the meaning set forth in Section 14.n.ii.
p.
“Force Majeure Event” has the meaning set forth in Section 14.b.
q.
“Governmental Authority” means any federal, state, national, supranational, local or other governmental or quasi-governmental entity, whether domestic or foreign, including any subdivision, department, agency, instrumentality, authority (including any regulatory authority), commission, board or bureau thereof, or any court, tribunal or arbitrator, including the U.S. Food and Drug Administration.

r.
“Improvement” means each invention (i) that is (a) discovered, invented or developed after the Effective Date pursuant to any sponsored research agreement between Licensor and Licensee (or any of its Affiliates) (“Licensee Sponsored Research Agreement”), (b) directly related to the Licensed Patents or constitutes an improvement to the Licensed Patents, (c) discovered, invented or developed in the laboratory of [***], and (d) owned by Licensor; and (ii) [***]. Exhibit B shall be amended to reflect each Improvement. As of the Effective Date, there is no Licensee Sponsored Research Agreement.
s.
“Indemnified Party” has the meaning set forth in Section 12.a.
t.
“Initial Sublicense” means a Sublicense granted by Licensee pursuant to Section 2.b hereunder, and which has the provisions described in Section 2.b.iv, that grants exclusive rights to the Licensed Patents or the Licensed Technology (even with respect to Licensee), which may include, but is not limited to, a Sublicense to a joint venture (contractual or otherwise) to which Licensee is a party. An Initial Sublicense shall refer only to a Sublicense granted by Licensee, and shall not apply to any further Sublicense that may be granted by any such Initial Sublicensee or by any other Sublicensee. An Initial Sublicense shall otherwise conform to all requirements of a Sublicense.
u.
“Initial Sublicensee” means a Sublicensee to which Licensee has granted an Initial Sublicense. If Licensee grants more than one such Initial Sublicense (for example, an Initial Sublicense for the United States and a different Initial Sublicense for other territories), each such Sublicensee shall be an Initial Sublicensee.
v.
“Intellectual Property” means the following subsisting throughout the world: (i) patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part (but only to the extent the claims thereof are enabled by disclosure of the parent application), divisionals, reissues and re-examinations) (collectively, “Patent Rights”); (ii) copyrights, designs, data and database rights and registrations and applications for registration thereof; (iii) inventions, invention disclosures, statutory invention registrations, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; (iv) proprietary know-how; and (v) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).
w.
“Interest Rate” means a rate equal to [***] per month (or the maximum amount permitted by Law, if less).
x.
“Inventions” means the inventions (a) [***], (b) [***], both listed on Exhibit B attached hereto, and (c) [***].
y.
“Jointly Developed Work Product” any Intellectual Property and any source information and data relevant to such Intellectual Property jointly invented, developed or otherwise made by or on behalf of Licensee (or its Affiliates and Sublicensees) and Licensor (or its Affiliates) in the course of the development of a Licensed Product (whether or not patentable or subject to copyright), including raw data and laboratory notebooks. Jointly Developed Work Product shall not include

Licensee Work Product or Licensor Work Product.
z.
“Know-how” means any and all technical information, formulas, prototypes, specifications, directions, instructions, test protocols, procedures and results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs and other knowledge, information, skills and materials owned or controlled by Licensor, including any of the foregoing contained within the Graduation Document that is not the subject of a Valid Claim of a Licensed Patent.
aa.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, award, decree, other requirement or rule of law of any Governmental Authority.
bb.
“Liabilities” has the meaning set forth in Section 12.a.
cc.
“Licensed Patents” means (i) Patent Rights filed by Licensor on or prior to the Effective Date arising directly from the Inventions, as such Patent Rights are set forth on Exhibit C, and (ii) Patent Rights arising from and filed by Licensor on the Inventions set forth in Exhibit B with respect to such Inventions, including, in each case, without limitation, any continuations, continuations-in-part, divisionals, reissues, reexaminations, or renewals and extensions thereof, and any foreign counterparts claiming priority or issuing from any of the above. Exhibit C shall be amended from time to time to include Patent Rights filed on the Inventions set forth on Exhibit B after the Effective Date, as well as Patent Rights arising directly from Improvements.
dd.
“Licensed Products” means any product, process or service that is discovered, made, made for, used, imported, leased, sold or offered for sale by Licensee or its Affiliates or Sublicensees (a) that, in the absence of the licenses granted under this Agreement, would infringe at least one Valid Claim, or (b) that is produced using, or enabled by, the Licensed Technology or that is created in the course of executing the Development Plan and would, in the absence of the licenses granted under this Agreement, constitute a misappropriation of the Licensed Technology.
ee.
“Licensed Technology” means (a) any Know-How relating to the Licensed Patents and Inventions to be provided to Licensee as set forth on Exhibit B, as such exhibit may be amended from time to time to include [***], and (b) any tangible materials, tools, techniques or instruments related to the Inventions to be delivered to Licensee, such as tool technologies (e.g. DNA libraries) and target technologies (e.g. genomics) as set forth in Exhibit B, as such exhibit may be amended from time to time [***], and any progeny, modifications, or derivatives of such materials developed by Licensor, Licensee, their respective Affiliates and Sublicensees.
ff.
“Licensee” has the meaning set forth in the preamble.
gg.
“Licensee Work Product” means any Intellectual Property and any source information and data relevant to such Intellectual Property invented, developed or otherwise made by or on behalf of Licensee (or its Affiliates or Sublicensees) in the course of the development of a Licensed Product (whether or not patentable or subject to copyright or trade secret protection), including raw data and laboratory notebooks. Licensee Work Product shall include inventions referenced in Section

3.b but shall not include Jointly Developed Work Product or Licensor Work Product.

hh.
“Licensor” has the meaning set forth in the preamble.
jj.
“Licensor Work Product” means (a) TDI Work Product, and (b) Licensed Patents and Licensed Technology. Licensor Work Product shall not include Licensee Work Product or Jointly Developed Work Product.
kk.
“Net Sales” shall mean, with respect to any Licensed Product, the gross amounts invoiced by Licensee, its Affiliates and their respective Sublicensees for sales of such Licensed Product to unaffiliated Third Parties, less the following deductions, to the extent reasonable and customary, provided to unaffiliated entities and actually allowed and taken solely with respect to such sales: (a) [***]; (b) [***] (provided that an amount subsequently recovered will be treated as “Net Sales”); (c) [***]; (d) [***], that Licensee, its Affiliates or Sublicensees, as applicable, allocate to sales of such Licensed Product in accordance with Licensee’s, its Affiliates’ or Sublicensees’ standard policies and procedures consistently applied across its products, as applicable; and (e) [***]. Notwithstanding the foregoing, amounts received or invoiced by Licensee, its Affiliates, or their respective Sublicensees for the sale of such Licensed Product among Licensee, its Affiliates or their respective Sublicensees for resale shall not be included in the computation of “Net Sales” hereunder. In any event, any amounts received or invoiced by Licensee, its Affiliates, or their Sublicensees shall be accounted for only once. For purposes of determining “Net Sales,” a Licensed Product shall be deemed to be sold when recorded as a sale by Licensee, its Affiliates or their respective Sublicensees in accordance with the applicable accounting standard. For clarity, a particular deduction may only be accounted for once in the calculation of “Net Sales.” “Net Sales” shall exclude any samples of Licensed Product transferred or disposed of in reasonable and customary quantities at no expense for promotional or educational purposes. For the avoidance of doubt, and for all purposes under this Agreement, “Net Sales” shall be accounted for in accordance with standard accounting practices, as practiced by Licensee, its Affiliates or their respective Sublicensees in the relevant country in the Territory, but in any event in accordance with the applicable accounting standard, as consistently applied in such country in the Territory.

The Net Sales of any combination product: (x) for which a compound and other active ingredient(s) of such combination product are each sold separately by Licensee, or any of its Affiliates or Sublicensees, in such country, then “Net Sales” for such combination product in such country shall be calculated by multiplying actual Net Sales of such combination product in such country by the fraction A/(A+B), where A is the [***], and B is the [***]; (y) for which a (i) compound of such combination product is/are sold separately by Licensee or any of its Affiliates or Sublicensees in such country and (ii) the other active ingredient(s) in the combination product is/are not sold separately by Licensee or any of its Affiliates or Sublicensees in such country, then “Net Sales” for such combination product in such country shall be calculated by multiplying actual Net Sales of such combination product in such country by the fraction A/D, where A is [***], and D is the [***]; and (z) for which neither clause (x) nor clause (y) above is applicable, the Parties shall determine “Net Sales” for such combination product in such country by mutual agreement based on the relative contribution of the Licensed Product and the other active ingredient(s) in the combination product.

ll.
“Party” or “Parties” has the meaning set forth in the preamble.
mm.
“Patent Challenge” has the meaning set forth in Section 13.d.
nn.
“Patent Costs” means all reasonable out-of-pocket expenses incurred by Licensor for the preparation, filing, prosecution and maintenance of all Licensed Patents, including reasonable out-of-pocket costs for patentability opinions, inventorship reviews and determinations, preparation and prosecution of patent applications, re-examinations, re-issues, interferences and opposition activities relating to the Licensed Patents.
oo.
“Patent Rights” has the meaning set forth in the definition of “Intellectual Property.”
pp.
“Payment Statement” has the meaning set forth in Section 5.e.iii.
qq.
“Person” means an individual, corporation, partnership, joint venture (contractual or otherwise), limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
rr.
“PRV” means a priority review voucher issued by a Governmental Authority to Licensee or its Affiliates in connection with and in consideration of the development of a Licensed Product for the treatment of Wilms Tumor.
ss.
“PRV Proceeds” means the consideration received by Licensee or its Affiliates in connection with a Transfer of a PRV to any Third Party (including the fair market value of any non-cash consideration received by Licensee or its Affiliates).
tt.
“PRV Threshold” means [***]; provided, however, that if the development costs as of the date of the Transfer of a PRV do not exceed [***], the following definition shall apply: the development costs incurred prior to a Transfer of a PRV that are directly attributable to the development of a Licensed Product for the treatment of Wilms Tumor, as reasonably agreed upon between Licensor and Licensee.
uu.
“Quarterly Period” means each three-month period commencing on the 1st of January, 1st of April, 1st of July and 1st of October.

vv. “Receiving Party” has the meaning set forth in Section 9.a.

ww. “Representatives” means a Person’s employees, officers, directors, consultants and legal advisors.

xx. “Royalty Term” means, on a Licensed Product-by-Licensed Product basis and country-by-country basis, the period from the First Commercial Sale of such Licensed Product in such country until the later of: (a) the expiration of all Licensed Patents covering the sale or use of such Licensed Product in such country; (b) the expiration of any market exclusivity period granted by a Governmental Authority with respect to such Licensed Product in such country; or (c) fifteen (15) years after such First Commercial Sale.

yy.
“Sales Records” means records of all Licensed Products manufactured and sold,

which records are reasonably necessary for the calculation of the Earned Royalty to be paid to Licensor under this Agreement.
zz.
“Sell-off Period” has the meaning set forth in Section 13.h.

aaa. “Sublicense” means an agreement Licensee or a Sublicensee enters into with a Third Party for the purpose of (a) granting certain rights, (b) granting an option to certain rights, or (c) forbearing from the exercise of certain rights, in each case relating to the Licensed Patents, Licensed Technology and/or Licensed Products. The provision of Section 2.b.iv shall apply only with respect to an Initial Sublicense.

bbb. “Sublicensee” means a Third Party with which Licensee or a Sublicensee enters into a Sublicense.

ccc. “TDI” means Tri-Institutional Therapeutics Discovery Institute, Inc., a Delaware non-profit corporation.

ddd. “TDI Project” means the scientific endeavor of TDI entitled “[***]”.

eee. “TDI Work Product” means any Intellectual Property and any source information and data relevant to such Intellectual Property invented, developed or otherwise made by or on behalf of TDI in the course of the TDI Project (whether or not patentable or subject to copyright protection), including raw data and laboratory notebooks.

fff. “Term” has the meaning set forth in Section 13.a.

ggg. “Territory” means worldwide.

hhh. “Third Party” means a Person that is not Licensor or Licensee or their respective Affiliates.

iii. “Third Party Sponsor” means a Third Party (other than the United States Government) that has provided funding and/or other forms of support for research relating to the Licensed Patents and/or Licensed Technology pursuant to an agreement between such Third Party and Licensor (a “Third Party Sponsor Agreement”).

jjj. “Third Party Sponsor Agreement” has the meaning set forth in the definition of “Third Party Sponsor.”

kkk. “Third Party Sponsor Rights” means rights granted by Licensor to a Third Party Sponsor relating to Licensed Patents and Licensed Technology pursuant to a Third Party Sponsor Agreement.

lll. “Transfer” means any sale, assignment, license, conveyance or other transfer or disposition of any kind, whether voluntary or by operation of law, to a Third Party.

mmm. “Valid Claim” means, on a country-by-country basis, (a) a claim of an unexpired issued or granted Licensed Patent as long as the claim has not been admitted by Licensor or otherwise caused to be invalid or unenforceable through reissue, disclaimer or otherwise, or held invalid or unenforceable by a tribunal or governmental agency of competent jurisdiction from whose judgment no appeal is allowed or timely taken; or (b) a claim within a patent application in a Licensed Patent that has not been pending for more than [***] from the date of its first priority patent application anywhere in the Territory and which claim has not been revoked, cancelled, withdrawn, held invalid or abandoned.

2.
Grant.
a.
Scope of Grant. Subject to the terms and conditions of this Agreement, any applicable Third Party Sponsor Rights and Section 7.c, Licensor hereby grants to Licensee during the Term in the Territory a right and license under the Licensed Patents and the Licensed Technology, in each case to make, have made, use, sell, offer to sell, import, have imported, export, distribute, reproduce, modify, display and perform (whether publicly or otherwise), disclose and create derivative works and other improvements of and otherwise commercialize, exploit or dispose of (and have others exercise such rights on behalf of Licensee as permitted herein) Licensed Products within the Field of Use. The license granted herein is exclusive with respect to the Licensed Patents and is non-exclusive with respect to the Licensed Technology.
b.
Sublicensing. Licensor hereby grants to Licensee the right to grant Sublicenses (including the right of Sublicensees to grant further Sublicenses to any degree of remoteness) of any of its rights under the Licensed Patents and the Licensed Technology in accordance with the terms of this Agreement. The granting of Sublicenses shall be [***], and Licensee shall [***], subject to the limitations set forth below. Licensee’s right to grant Sublicenses under the Licensed Patents and the Licensed Technology is subject to the following limitations:
i.
No Sublicense shall exceed the scope of rights granted to Licensee hereunder.
ii.
Licensee shall require all Sublicenses to be in writing and in the English language and to: (a) include an agreement by any Sublicensee to be bound by the terms and conditions of this Agreement, including an audit right by Licensor of the same scope as provided in Section 6.b; (b) include an agreement by any Sublicensee to (i) use commercially reasonable efforts to develop and commercialize Licensed Products, (ii) deliver to Licensee a written development plan for the development of Licensed Products, which plan shall become part of such sublicense agreement, and such plan and any material amendments to such plan shall be provided for review to the Licensor and to the scientific advisory board (or Licensee’s equivalent board) of Licensee, and (iii) provide periodic development updates to Licensee, which shall be provided by Licensee to the Licensor; and (c) include an acknowledgment of Licensor’s right to enforce its rights directly against any Sublicensee in the Licensed Patents and the Licensed Technology.
iii.
Licensee shall provide [***] of any Sublicense to Licensor, and shall deliver to Licensor a true, complete, and correct copy of any such Sublicense, and any amendment thereto, entered into by Licensee or its Sublicensees, and any modification or termination thereof, within [***] following the applicable execution, modification, or termination of the Sublicense. All such agreements shall be deemed Confidential Information of Licensee. Licensee shall also promptly provide Licensor with a copy of any notice of breach, termination or the like of such agreement sent to or received from a

Sublicensee.
iv.
Licensee shall have the right, but not the obligation, exercisable at the time of the grant of each Initial Sublicense, to cause such Initial Sublicensee to assume, as a direct obligation to Licensor, the financial and insurance obligations of Licensee under this Agreement (specifically, those provisions set forth in Sections 5, 6 and 12.c) and, in such case, Licensee shall, and shall cause the Initial Sublicensee to, acknowledge that Licensor has the right to enforce in all respects the Initial Sublicense in respect of such financial and insurance obligations and is in privity of contract with each such Initial Sublicensee in respect of such financial and insurance obligations, and Licensee shall thereafter be released from all of its obligations under Sections 5, 6 and 12.c of this Agreement to the extent assumed by the Initial Sublicensee, but only to the extent that Licensor has the legal right to enforce such obligations against each such Initial Sublicensee. To the extent that Licensee is a necessary party to any action instituted by Licensor with respect to any Initial Sublicense in respect of the Initial Sublicensee’s assumption of the obligations set forth in Sections 5, 6 and 12.c, Licensee shall, at Licensor’s reasonable request, join as a party in such action. Except as specifically provided above, Licensees’ execution of an Initial Sublicense will not relieve Licensee of any of its obligations under this Agreement. The provisions of this Section 2.b.iv apply only to Licensee with respect to its Initial Sublicenses, and shall not apply to any sublicensing activities by an Initial Sublicensee or any other Sublicensee.
c.
Reserved Rights. Licensor reserves the right to use, and to permit other academic, government and not-for-profit-institutions to use, the Inventions and Licensed Patents for educational, patient care and academic research purposes, including the publication of any related results. Licensor reserves the right to use, and to permit other entities to use, the Licensed Technology for all purposes.
d.
United States Government Rights and Third Party Sponsor Rights. The Parties acknowledge that the United States government retains rights in intellectual property funded under any grant or similar contract with a federal agency and that the licenses granted hereunder may also be subject to Third Party Sponsor Rights. The Licensed Patents are expressly subject to all applicable Third Party Sponsor Rights and United States government rights, including any applicable requirement that products which result from such intellectual property and are sold in the United States must be substantially manufactured in the United States.
e.
[***]. If Licensee provides timely notice to Licensor [***] with respect to any [***], then [***]t, including [***] therewith and embodied therein, [***]. As of the Effective Date, there is no Licensee Sponsored Research.
f.
No Implied Right. Licensor reserves all rights not expressly granted in this Agreement. The licenses granted hereunder shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise.
3.
Ownership of Improvements.

a.
Improvements. All right, title and interest in any improvement, enhancement, modification, addition, revision, extension, upgrade, update or derivative to the technology that is the subject of the Licensed Patents, including any Improvement, in each case conceived, made or reduced to practice by Licensor during the Term of this Agreement, and all of Licensor’s Patent Rights claiming such improvements, shall remain the sole and exclusive property of Licensor [***].
b.
Licensee Inventions. All right, title and interest in any improvement, enhancement, modification, addition, revision, extension, upgrade, update or derivative to the technology that is the subject of the Licensed Patents, in each case, conceived, made or reduced to practice by Licensee during the Term of this Agreement, and all of Licensee’s Patent Rights claiming such improvements, shall remain the sole and exclusive property of Licensee and shall not be licensed to Licensor except pursuant to Section 13.f or unless the Parties otherwise specifically agree in writing.
c.
Licensee Sponsored Research. As of the Effective Date, there is no Licensee Sponsored Research. Notwithstanding the foregoing, should the Parties enter into such agreement following the Effective Date with respect to advancement of the Invention, all terms related to [***] shall be in full force and effect.
4.
Diligence.
a.
Development Plan. Licensee shall, either directly or through its Affiliate(s) or Sublicensee(s), diligently develop, manufacture and sell Licensed Products in the Territory. Prior to the grant of the Initial Sublicense, such activities shall be conducted in accordance with the Development Plan. Any amendment or modification to the Development Plan that has the effect of (i) terminating the development of any Licensed Product, (ii) modifying the principal targeted indications for which any Licensed Product is developed, (iii) materially modifying the budget or development timeline with respect to any Licensed Product, or (iv) otherwise materially changing the resources, scope or direction of the development of any Licensed Product will, in each case, require the consent of the board of managers (or the equivalent) of Licensee. Following the grant of each Initial Sublicense, development, manufacturing and sales activities shall be conducted in accordance with the applicable agreement with the Initial Sublicensee, subject to the requirements of Section 2.b.ii.
b.
Third Party Offer. In the event that Licensor receives one or more earnest inquiries or offers to license the Licensed Patents to develop a Licensed Product that is not under active commercial development by Licensee, either at all or in the specific portion of the Territory that is the subject of the inquiry or offer, Licensor shall refer such inquiries or offers to Licensee and Licensee shall in good faith consider either (i) offering a Sublicense to such entity on reasonable commercial terms, (ii) presenting a credible development/commercialization plan to Licensor to pursue development and commercialization of such Licensed Product and begin to execute such plan, or (iii) returning the rights to such Licensed Product to Licensor. Notwithstanding the foregoing, other than its obligation to give good faith consideration to the actions set forth in (i)-(iii) above, Licensor and Licensee agree that Licensee shall have no obligation to undertake any of the actions set forth in

(i)-(iii) except in Licensee’s sole discretion.
c.
[***] Reports. Beginning [***] after the Effective Date and ending on the date of First Commercial Sale of a Licensed Product, on a Licensed Product-by-Licensed Product basis, Licensee shall provide a written report to the Licensor on its progress and efforts in developing Licensed Products under this Agreement for the preceding [***] period. Such reports shall include, but not be limited to, the status of ongoing pre-clinical and clinical trials, the amounts expended on the development of Licensed Products and other details reasonably requested by Licensor. Such reports will be due within [***] of the [***] period.
d.
Termination. In the event that Licensee materially breaches any of its obligations under this Section 4 and does not remedy such breach in accordance with the cure provisions set forth in Section 13.b.ii, Licensor shall have the right to terminate this Agreement or change Licensee’s exclusive license to a non-exclusive license, which, if exercised, would supersede the rights granted in Section 2.
5.
Payments.
a.
Earned Royalty. [***], Licensee shall pay to Licensor within [***] after each Quarterly Period during the Term and any Sell-off Period a royalty on the Net Sales of Licensed Products sold by Licensee, its Affiliates and any Sublicensees in the Territory during the preceding Quarterly Period (“Earned Royalty”) as follows:
(1)
For Net Sales in any country in which there is a Valid Claim:
i.
[***]% of all Net Sales up to, and including, $[***] that occur during the calendar year in which such Quarterly Period ends;
ii.
[***]% of all Net Sales above $[***] and less than $[***] that occur during the calendar year in which such Quarterly Period ends; and
iii.
[***]% of all Net Sales above, and including, $[***] that occur during the calendar year in which such Quarterly Period ends.
(2)
For Net Sales in any country in which there is no Valid Claim, the royalty rates set forth in clauses i, ii and iii of subsection (1) shall be reduced to [***]%, [***]% and [***]%, respectively.
b.
Royalty Stacking. Royalty stacking under this Section 5.b shall not apply to any Licensed Product that is subject to the Earned Royalty rates due under Section 5.a.(2). If, during the Royalty Term, Licensee [***] takes a royalty-bearing license under patent rights owned by a Third Party to make, use, offer to sell, sell or import any Licensed Product in a jurisdiction in the Territory such that the aggregate royalty rate owed by Licensee to all parties (including Licensor) exceeds the sum of (1) the applicable Earned Royalty Rate plus (2) [***], then Licensee may deduct from any Earned Royalty on a Licensed Product due under Section 5.(a).(1), on the Net Sales of such Licensed Products in that jurisdiction the royalties actually paid by Licensee to each such Third Party for such Licensed Product, provided that in no event will the Earned Royalty paid by Licensee to Licensor be less than [***].

For example, if in a given Quarterly Period, Net Sales equaled $[***], and Licensee had taken a royalty-bearing license that required it to pay a [***]% royalty to a Third Party, then the provisions of this subsection shall be applied to Licensed Products subject to an Earned Royalty rate under Section 5.a.(1) as follows: (a) for Net Sales up to $[***], (i) the Earned Royalty rate payable to Licensor is [***]% and (ii) the Earned Royalty (after application of this subsection) would be $[***], and (b) for the $[***] in Net Sales above $[***], (i) the Earned Royalty rate for is [***]% and (ii) the Earned Royalty (after application of this subsection) would be $[***]. The provisions in this subsection shall not apply (A) to royalties paid by Licensee to one or more Third Parties for the rights to include Third Party compounds or active ingredients in combination products or (B) to Earned Royalties paid on Net Sales in any country in which there is no Valid Claim pursuant to Section 5.a(2) above.
c.
Taxes. The Parties will cooperate to prevent or minimize the need for any withholding, and at the request of Licensee, Licensor shall provide Licensee with documents evidencing its tax status in the United States. If Licensee is required by Law to withhold taxes in connection with any sums payable to Licensor under this Agreement, Licensee may deduct the amount of the withholding from the payment it otherwise would have made to Licensor under this Agreement and shall include in the Payment Statement required pursuant to Section 5.e.iii the gross amount due, the amount of the sum deducted under this Section 5.c and the actual amount paid. Licensee shall promptly furnish Licensor with evidence of any such taxes withheld and of payment thereof to the relevant taxing authorities. Licensor may seek to obtain the release of any such withheld amounts from the taxing authority. At Licensor’s request, Licensee shall provide Licensor with reasonable assistance to obtain the release of such withheld amounts.
d.
Sublicensing Royalty. Licensee shall pay, or require its direct or indirect Sublicensees (to any degree of remoteness) to pay, the Earned Royalty on Net Sales by such Sublicensee, and to impose such obligation on its sub-Sublicensees (however remote) without releasing Licensee from its obligation to pay, or ensure the payment of, the Earned Royalty (except with respect to an Initial Sublicense as set forth in Section 2.b.iv). Except as set forth in Section 5.f, Licensor shall not otherwise be entitled to receive any sublicensing royalty received by Licensee from sublicensing any rights granted to it under this Agreement.
e.
Payment Terms and Royalty Statements.
i.
All [***] sums payable under this Agreement shall be paid in United States dollars by wire transfer to the bank account designated by Licensor below within [***] of the end of each Quarterly Period. For the purpose of converting the local currency in which any royalties arise into United States dollars, the rate of exchange to be applied shall be [***].

Wire Instructions:

[***]

ii.
If Licensee is prohibited by a Governmental Authority in any country from making any payment due under this Agreement then, within the prescribed period for making the payment Licensee shall promptly request permission from the Governmental Authority to make the payment and shall make the payment within [***] after receiving permission. If such permission is not received within [***] after Licensee’s request then Licensee, at its option, shall either deposit the payment in the currency of the relevant country in a bank account within that country designated by Licensor or make the payment to an associated entity of Licensor designated by Licensor and having an office in the relevant country or in another country designated by Licensor.
iii.
Beginning with the First Commercial Sale of a Licensed Product, payments to Licensor pursuant to Section 5.a shall be accompanied by a statement (a “Payment Statement”) showing at a minimum:
A.
the gross sales and total Net Sales of all Licensed Products sold or otherwise disposed of by Licensee, its Affiliates and its Sublicensees (to any degree of remoteness) in the relevant Quarterly Period, separately broken out for each seller;
B.
the Quarterly Period for which the Earned Royalty was calculated;
C.
the number, type and unit price of Licensed Product sold;
D.
the method used to calculate the Earned Royalty; and
E.
country of sale and if applicable, the exchange rate used.

If no sales of Licensed Products have been made in the given Quarterly Period, Licensee shall so report.

iv.
In the event that any payment is not received by Licensor when due, Licensee shall pay interest accruing at the Interest Rate. Such interest shall be calculated from the date payment was due until actually received by Licensor.
v.
Licensee shall provide written notice to Licensor, on a country-by-country basis and Licensed Product-by-Licensed Product basis, of the date of First Commercial Sale of such Licensed Product within [***] of such First Commercial Sale.
f.
PRV Transfer. In the event that Licensee or its Affiliates obtains a PRV in connection with its development of a Licensed Product and Transfers the PRV to a Third Party, Licensee shall pay to Licensor a one-time payment equal to[***] of the PRV Proceeds in excess of the PRV Threshold. Such payment is due and payable to Licensee within [***] of the closing of its PRV Transfer.
6.
Records and Audit.

a.
Records. Licensee shall keep, and shall require its Affiliates and Sublicensees (to any degree of remoteness) to keep Sales Records. Such Sales Records shall be maintained by Licensee, its Affiliates and Sublicensees for at least [***] following a given reporting period.
b.
Audit. Licensor and its accountants shall have access to Sales Records and other records related to the Licensed Products upon reasonable notice to Licensee and during Licensee’s normal business hours solely for the purpose of verifying the Earned Royalty payments and reports made under this Agreement. Licensee shall ensure that all of its Affiliates and Sublicensees (to any degree of remoteness) provide similar access to Sales Records to Licensor and its accountants. All information and materials made available to or otherwise obtained or prepared in connection with such audit shall be deemed Confidential Information of Licensee, its Affiliates and its Sublicensees, as applicable. Licensor may not exercise this audit right more than [***]. Should any such inspection show any underpayment or underreporting in excess of [***] for any twelve-month period, then Licensee shall pay Licensor[***].
7.
Patent Prosecution and Maintenance.
a.
Patent Prosecution and Maintenance. Subject to [***], for each patent application and patent under the Licensed Patents, [***] shall, [***]:
i.
prepare, file and prosecute such patent application;
ii.
maintain such Licensed Patents;
iii.
pay all fees and expenses [***];
iv.
consult with [***] prior to the filing and prosecution of each such patent application, and reasonably consider Licensee’s advice and strategy relating thereto;
v.
consult with [***] concerning any decisions which could affect the scope or enforcement of any issued claims or the potential abandonment of such patent application or patent; and
vi.
provide [***] with copies of all relevant patent prosecution documentation so that [***] may be informed and to give [***] reasonable opportunity to advise [***] on the continuing prosecution, and [***] agrees to treat this documentation as Confidential Information in accord with Section 9 of this Agreement.
b.
Payment of Expenses. [***] shall be responsible for, and shall bear, all Patent Costs borne by [***], including the fees of a patent counsel of [***] choice reasonably acceptable to [***]. [***] will [***]. In addition, within [***] after the Effective Date, [***] will reimburse [***].
c.
Abandonment. [***] with respect to any patent application or patent included in the

Licensed Patents upon [***] notice to [***]. [***] shall cease incurring any additional Patent Costs[***] with respect to such application or patent when such notice of termination is received from [***]. [***] may continue prosecution and maintenance of said application or patent, and [***] with respect thereto. [***] may [***].
d.
Patent Term Extension. [***], in consultation with [***], shall apply for all available extensions of the term of any patent in the Licensed Patents if commercially reasonable and appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 (or any successor statutes) and/or foreign counterparts of such law. [***].
e.
Patent Marking. [***] shall mark all Licensed Products or their containers in accordance with applicable patent marking laws.
8.
Third-Party Infringement.
a.
Notice. A Party receiving notice of alleged infringement of any Licensed Patent or Licensed Technology in the Territory, or having a declaratory judgment action alleging invalidity or non-infringement of any Licensed Patent or Licensed Technology in the Territory brought against it, shall promptly provide written notice to the other Party of the alleged infringement or declaratory judgment action, as applicable.
b.
Prosecution. [***] shall have the first right, but not the obligation, to bring suit or defend a declaratory judgment action and control the conduct thereof, including settlement, to stop infringement of any Licensed Patent or Licensed Technology during the Term. If [***]does not institute such action, [***] shall have the secondary right, but not the obligation, to undertake such infringement action. All expenses relating to such prosecution, including attorneys’ fees, expert fees and all other costs and expenses of the litigation, including appeals and settlement negotiations, shall be borne by the Party instituting the action. Any award paid by a Third Party as a result of a Licensee action, whether by way of settlement or otherwise, shall [***]. Any award paid by a Third Party as a result of a Licensor action, whether by way of settlement or otherwise, shall [***]. Any agreement made by Licensee for purpose of settling litigation or other disputes shall, if applicable, comply with the requirements of Section 2.b for Sublicenses.
c.
Cooperation. Each Party shall cooperate with the other in litigation proceedings at the expense of the Party instituting any action. The Parties shall enter into a joint litigation and defense agreement and each Party shall execute all necessary and proper documentation and take all other appropriate actions to allow the other Party to institute and prosecute any action. Without limiting the foregoing, if requested by Licensee, Licensor will join such action or proceeding as a party- plaintiff if such joinder is required by law (as reasonably determined by Licensee) to maintain standing, at Licensee’s expense.
9.
Confidentiality.

a.
Confidentiality Obligations. Each Party (the “Receiving Party”) acknowledges that in connection with this Agreement it will gain access to Confidential Information of the other Party and its Sublicensees (the “Disclosing Party”). As a condition to being furnished with Confidential Information, the Receiving Party agrees during the Term and until [***] thereafter to:
i.
not use the Disclosing Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement; and
ii.
maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 9.b, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent, provided, however, the Receiving Party may disclose the Confidential Information (x) as strictly necessary to exercise its rights and perform its obligations under this Agreement, which, for the avoidance of doubt, shall include disclosures to any Sublicensees or prospective Sublicensees, and any disclosures to subcontractors or prospective subcontractors, consultants, agents and advisors necessary for the development and manufacture of Licensed Products, or (y) to its or its Affiliates’ Representatives who:
A.
have a “need to know” for purposes of the Receiving Party’s performance, or exercise of its rights with respect to such Confidential Information, under this Agreement;
B.
have been apprised of this restriction; and
C.
are themselves bound by appropriate confidentiality obligations at least as restrictive as those set forth in this Section 9, provided further that the Receiving Party shall be responsible for ensuring its or its Affiliates’ Representatives’ compliance with, and shall be liable for any breach by its or its Affiliates’ Representatives of, this Section 9.

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses with respect to its own Confidential Information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

b.
Exceptions. If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall:
i.
provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Section 9; and
ii.
disclose only the portion of Confidential Information that it is legally required to furnish.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance, the Receiving Party shall, at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

10.
Representations and Warranties.
a.
Mutual Representations and Warranties. Each Party represents and warrants to the other Party that as of the Effective Date:
i.
it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the Laws and regulations of its jurisdiction of incorporation, organization or chartering;
ii.
it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;
iii.
the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary organizational action of such Party; and
iv.
when executed and delivered by such Party, this Agreement shall constitute the legal, valid and binding obligation of that Party, enforceable against that Party in accordance with its terms.
b.
Licensor’s Limited Representations and Warranties. Licensor represents and warrants that as of the Effective Date:
i.
to the best of the Licensor’s knowledge, with respect to inventions made solely by inventors employed by the Licensor, it is the sole and exclusive legal and beneficial owner or has sole and exclusive control (by ownership, license or otherwise) of the entire right, title, and interest in and to the Licensed Patents, and is the record owner of all patent applications and issued patents that are Licensed Patents; and
ii.
except as set forth in Schedule 10.b, neither Licensor’s grant of the licenses hereunder nor its performance of any of its obligations under this Agreement is subject to any Third Party Sponsor Agreements or any Third Party Sponsor Rights.

Except as otherwise set forth in this Section 10.b, nothing in this Agreement shall be construed as: (i) a representation or warranty by Licensor as to the validity or scope of any Licensed Patents; (ii) a representation or warranty that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of intellectual property rights of Third Parties; (iii) an obligation on Licensor to bring or prosecute actions or suits against Third Parties for patent infringement; (iv) conferring by implication, estoppel or otherwise any license or rights under any patents of Licensor other than the Licensed Patents, regardless of whether those patents are dominant or subordinate to the Licensed Patents; and (v) imposing on Licensor an obligation to provide any improvements ([***]) or updates to Licensed Patents or Licensed Technology, except as specifically provided in Sections 2 and 3.

c.
Licensee’s Limited Representations and Warranties. Licensee represents and warrants that as of the Effective Date, to the best of Licensee’s knowledge, the execution and performance of the Licensee’s obligations under this Agreement do not conflict with, cause a default under, or violate any existing contractual obligation of Licensee to any Third Party.
d.
Disclaimer of Warranties. EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 10, THE LICENSED PATENTS AND LICENSED TECHNOLOGY ARE PROVIDED ON AN “AS IS” BASIS. LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED,INCLUDING ANY WARRANTY OF ACCURACY, COMPLETENESS, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE. LICENSOR WILL NOT BE LIABLE TO LICENSEE, ITS SUCCESSORS OR ASSIGNS, OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM: ARISING FROM LICENSEE’S USE OF THE LICENSED PATENTS, LICENSED TECHNOLOGY OR LICENSED PRODUCTS; ARISING FROM THE DEVELOPMENT, TESTING, MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS; OR FOR LOST PROFITS, BUSINESS INTERRUPTION, OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.
11.
Exclusion of Consequential and Other Indirect Damages. To the fullest extent permitted by Law, a Party or Parties shall not be liable to another Party or Parties for any injury to or loss of goodwill, reputation, business production, revenues, profits, anticipated profits, contracts or opportunities (irrespective of how these are classified as damages), or for any consequential, incidental, indirect, exemplary, special, punitive or enhanced damages whether arising out of breach of contract, tort (including negligence) or otherwise (including the entry into, performance or breach of this Agreement), regardless of whether such damage was foreseeable and whether or not the other Party has been advised of the possibility of such damages.
12.
Indemnification.
a.
Indemnification. Licensee will defend, indemnify, and hold harmless Licensor and its trustees, officers, faculty, agents, employees, students and Third Party Sponsors identified on Schedule 10.b (each, an “Indemnified Party”) from and against any and all Third Party liabilities, losses, damages, actions, claims, or expenses suffered or incurred by the Indemnified Parties, including attorneys’ fees and expenses (collectively, “Liabilities”), arising out of or resulting from:

(a) the development, testing, use, manufacture, promotion, sale or other disposition of any Licensed Patents, Licensed Technology or Licensed Products by Licensee or Licensee’s Affiliates, Sublicensees, assignees or vendors or associated Third Parties; (b) any material breach of this Agreement by Licensee or its Affiliates or Sublicensees, or (c) the enforcement of this Article 12 by any Indemnified Party. Liabilities include, but are not limited to: (x) any product liability or other claim of any kind related to use by a Third Party of a Licensed Product that was manufactured, sold or otherwise disposed of by Licensee, its Affiliates, Sublicensees, assignees or vendors or Third Parties; (y) a claim by a Third Party that [***]; and (z) clinical trials or studies conducted by or on behalf of Licensee, its Affiliates, Sublicensees, assignees or vendors or associated Third Parties relating to the Licensed Patents, Licensed Technology or the Licensed Products, such as claims by or on behalf of a human subject of any such trial or study.

b.
Procedures. Licensee will not settle or compromise any claim or action giving rise to Liabilities in any manner that imposes any restriction or obligation on Licensor, requires any admission of liability by Licensor or any Indemnified Party or grants any rights to the Licensed Patents, Licensed Technology or the Licensed Products without Licensor’s prior written consent. If Licensee fails or declines to assume the defense of any claim or action within [***] after notice of the claim or action, then Licensor may assume the defense of such claim or action for the account and at the risk of Licensee, and any Liabilities related to such claim or action will be conclusively deemed a liability of Licensee. The indemnification rights of the Indemnified Parties under this Article 12 are in addition to all other rights that an Indemnified Party may have at Law, in equity or otherwise.
c.
Liability Insurance. Licensee shall have and maintain such type and amounts of liability insurance covering the development, manufacture, use and sale of Licensed Products as is normal and customary in the pharmaceutical industry generally for parties similarly situated. Without limiting the generality of the foregoing, during the Term, Licensee shall maintain comprehensive general liability insurance (broad form and contractual liability included) with limits of at least [***] dollars ($[***]) combined single limit per occurrence and in the aggregate. In addition, Licensee shall:
i.
solely upon the commencement, and during the pendency, of clinical trials involving a Licensed Product, obtain clinical trials insurance with limits of at least [***] dollars ($[***]) combined single limit per occurrence and in the aggregate; and
ii.
solely upon the commencement of the first sale of a Licensed Product, obtain product liability insurance with limits of at least [***] dollars ($[***]) combined single limit per occurrence and in the aggregate.

The coverage and limits referred to above shall not in any way limit the liability of Licensee. Licensee (or Sublicensee, as applicable) shall, within [***] of Effective Date and annually thereafter on each anniversary of Effective Date during the Term, furnish Licensor with certificates of insurance showing compliance with all requirements. Such certificates shall: (A) provide for [***] advance written notices to Licensor of any modification; (B) indicate that Licensor (and, in the event that an Initial Sublicensee assumes the obligations set forth in this Section 12.c, Bridge Medicines) has been endorsed as an additionally insured party under the coverage referred to above; and (C) include a provision that the coverage shall be primary and shall not participate with nor shall be excess over any valid and collectable insurance carried or maintained by Licensor. If at any time a Licensee or Sublicensee proposes to maintain a self-insurance program in lieu of obtaining third party insurance, such Licensee (or Sublicensee) shall first demonstrate, to Licensor’s reasonable satisfaction, financial capacity to responsibly and reasonably undertake such self-insurance program, and shall provide annual updates to Licensor, in addition to all other certification requirements provided in this Section 12.c, certifying its continuing financial capacity to do so.

13.
Term and Termination.
a.
Term. This Agreement shall be effective on the Effective Date and, unless terminated earlier in accordance with Sections 13.b, 13.c, 13.d, or 13.e shall remain in effect on a country-by-country and Licensed Product-by-Licensed Product basis, until the expiration of the Royalty Term for such Licensed Product in such country (the “Term”). Licensee shall have the rights and licenses set forth in Section 13.g following the expiration of the Term in any country in the Territory with respect to any Licensed Product.
b.
Termination for Cause. Licensor shall have the right to terminate this Agreement immediately by giving written notice to Licensee if:
i.
Except as set forth in Section 7.c, should Licensee fail to pay any amount due under this Agreement on the due date for payment and remain in default for more than [***] after Licensor’s written notice to make such payment; or
ii.
Licensee materially breaches this Agreement (other than through a failure to pay any amounts due under this Agreement) and, if such breach is curable, fails to cure such breach within [***] of the Licensor’s written notice of such breach.
c.
Termination By Licensee. Licensee may terminate this Agreement at any time with or without cause, and without incurring any additional obligation, liability or penalty, by providing at least thirty (30) days’ prior written notice to Licensor.
d.
Termination for Patent Challenge. If Licensee or any of its controlled Affiliates or its Sublicensees challenges, under any court action or proceeding, or before any patent office, the validity, patentability or enforceability of any Licensed Patent licensed to Licensee under this Agreement, or initiates a reexamination of any such Licensed Patent, or assists or enables any Third Party to conduct any of the foregoing activities (each, a “Patent Challenge”) and such Patent Challenge is not required under a court order or subpoena and is not a defense against a claim (other than a claim made by Licensor against Licensee for failure to make payments due under this Agreement based on an assertion by Licensee that the Licensed Patents are invalid), action or proceeding asserted by Licensor, its Affiliates or its licensees against Licensee, its Affiliates or its Sublicensees, then Licensor may immediately terminate this Agreement in its entirety[***].
e.
Termination for Bankruptcy. Licensor may terminate this Agreement if Licensee:

(i) becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; (ii) is adjudicated insolvent or bankrupt; (iii) admits in writing its inability to pay its debts generally; (iv) suffers the appointment of custodian, receiver or trustee for it or for substantially all of its property and, if appointed without its consent, not discharged within [***]; (v) makes an assignment for the benefit of creditors; (vi) suffers involuntary proceedings being instituted against it under any Law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or release of debtors and, if contested by it, not dismissed or stayed within [***]; or (vii) institutes or commences any voluntary proceeding under any Law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or release of debtors.

f.
Termination of Licenses; Return of Work Product. Upon termination of this Agreement, (i) all licenses granted by Licensor to Licensee under Section 2.a shall terminate, (ii) Licensee shall deliver and transfer any and all Licensor Work Product to Licensor, and Licensee shall have no further rights under the Licensed Patents and Licensed Technology, and (iii) Licensee shall grant a perpetual, royalty-free, irrevocable, sublicensable, non-exclusive license to Licensor to any Licensee Work Product and to its rights under any Jointly Developed Work Product that, in each case, exclusively relates to a Licensed Product and is reasonably necessary for Licensor (or a Third Party to which Licensor may later grant rights) to continue the development or commercialization, as applicable, of the then-current version of any Licensed Product.
g.
Expiration. At the expiration of the Term in any country in the Territory with respect to any Licensed Product, provided Licensee is not at that time in breach of this Agreement, Licensee shall have a completely paid-up, royalty-free right and license subsequently under the Licensed Patents and Licensed Technology to make, have made, use, sell, offer to sell, import, have imported, export, distribute, reproduce, modify, display and perform (whether publicly or otherwise), disclose and create derivative works and other improvements of and otherwise commercialize, exploit, or dispose of (and have others exercise such rights on behalf of Licensee) such Licensed Product in the Field of Use in that country and shall have no further obligations to Licensor in the Field of Use in that country with respect to such Licensed Products, Licensed Patents and Licensed Technology.
h.
Sell-Off Period. On termination of this Agreement for any reason, Licensee and its Affiliates and Sublicensees shall have the right to dispose of all stocks of Licensed Products in their possession and all Licensed Products in the course of manufacture at the date of termination for a period of [***] after the date of termination (the “Sell-off Period”), in each case, in accordance with the terms and conditions of this Agreement. Any royalty payable under the provisions of Section 5.a shall be paid to Licensor within [***] after (a) termination, with respect to royalties accrued prior to the effective date of termination, and (b) the expiration of the Sell-off Period, with respect to royalties accrued during the Sell-off Period.
i.
Effect on Sublicensees. All Sublicenses and rights of Sublicensees will terminate as of the effective date of termination of this Agreement; provided, however, that if at the effective date of termination any Sublicensee is in good standing with respect to its obligations under its Sublicense and agrees to assume the applicable obligations of Licensee hereunder, then, at the request of Licensee and the Sublicensee, such Sublicense shall survive such termination or expiration of this Agreement and shall be assigned to Licensor, provided in such case the obligations of Licensor to Sublicensee shall not exceed the obligations of Licensor to Licensee under this Agreement.
j.
Survival. The rights and obligations of the Parties set forth in this Section 13.j (Survival) and Section 1 (Definitions), Section 9 (Confidentiality), Section 10 (Representations and Warranties), Section 12 (Indemnification), Section 13.f (Termination of Licenses; Return of Work Product), Section 13.g (Expiration), Section 13.h (Sell-off Period), 13.i (Effect on Sublicensees) and Section 14 (Miscellaneous), and any right, obligation or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.
14.
Miscellaneous.
a.
Bankruptcy. All rights and licenses granted by Licensor under this Agreement are and shall be deemed to be rights and licenses to “intellectual property” and all Licensed Products are and shall be deemed to be “embodiment(s)” of “intellectual property” for purposes of, and as such terms are used in and interpreted under, Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”). In any case under the Bankruptcy Code in which Licensor is a debtor, Licensee shall have the right to exercise all rights and elections available to it under the Bankruptcy Code in respect of this Agreement. Without limiting the generality of the foregoing, and subject to Licensor’s right of termination under Section 13, Licensor acknowledges and agrees that, if Licensor shall become a debtor in any case under the Bankruptcy Code or in any similar proceeding:
i.
subject to Licensee’s rights of election and the effects of any such election, all rights and licenses granted to Licensee hereunder (other than any rights to specific performance) will continue subject to the terms and conditions of this Agreement, and will not be affected, even by Licensor’s rejection of this Agreement; and
ii.
Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property and embodiments of such intellectual property, and the same, if not already in Licensee’s possession, shall be promptly delivered to Licensee at Licensee’s sole cost and expense, unless Licensor elects to and does in fact continue to perform all of its obligations under this Agreement during such case or proceeding.
b.
Force Majeure. Neither Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, including any obligation to timely make any payment hereunder, when and to the extent such failure or delay is caused by (i) acts of nature, (ii) flood, fire or explosion, (iii) war, terrorism, invasion, riot or other civil unrest, (iv) embargoes or blockades in effect on or after the date of this Agreement, (v) national or regional emergency, (vi) strikes, labor stoppages or slowdowns or other industrial disturbances, or (vii) any passage of Law by a Governmental Authority, including imposing an embargo, export or import restriction, quota or other restriction or prohibition (each, of the foregoing, a “Force Majeure Event”), in each case, provided that (A) such event is outside the reasonable control of the affected Party, (B) the affected Party provides prompt notice to the other Party, stating the period of time the occurrence is expected to continue, and (C) the affected Party uses diligent efforts to end the failure or delay and minimize the effects of such Force Majeure Event. All dates by which such Party must perform any act or on which such Party’s obligation is due shall automatically be extended for a period up to the duration of the Force Majeure Event.
c.
Further Assurances. Each Party shall, upon the reasonable request of the other Party, execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.
d.
Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.
e.
No Public Announcements. Except as otherwise permitted in this Agreement, neither Party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement, or, unless expressly permitted under this Agreement, otherwise use the other Party’s trademarks, service marks, trade names, logos, domain names or other indicia of source, association or sponsorship, in each case, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. The Parties may acknowledge the existence of this Agreement and the extent of the license grants in Section 2 to Third Parties, but the Parties shall not disclose the financial terms of this Agreement to Third Parties, except where the Parties are required to do so by Law or the order of a court of competent jurisdiction. Notwithstanding the foregoing, Licensee may disclose any or all of the terms and conditions of this Agreement to potential or actual investors or acquirers and its and their respective consultants, agents and advisors in connection with any due diligence inquiry, subject to reasonable confidentiality obligations.
f.
Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with this Section:

If to Licensor:	[***]

With a copy (which shall not constitute notice) to:	[***]
If to Bridge Medicines:	[***]
With a copy (which shall not constitute notice) to:	[***]

Notices sent in accordance with this Section shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

g.
Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections and Exhibits refer to the Sections of and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. Any Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
h.
Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
i.
Entire Agreement. This Agreement, together with all Exhibits and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
j.
Assignment. Licensee may not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of Law or otherwise, without first obtaining Licensor’s written consent, which consent Licensor shall not unreasonably withhold or delay; provided that Bridge Medicines may assign this Agreement, on a one-time only basis, to an entity that is a wholly-owned subsidiary of Bridge Medicines at the time of such assignment without the consent of Licensor; provided further that this one-time-only right shall not be included in any assignment or Sublicense and is personal to Bridge Medicines. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation or reorganization involving Licensee or any of its Affiliates or Sublicensees (regardless of whether Licensee, such Affiliate or Sublicensee is a surviving or disappearing entity) will be deemed to be a transfer of rights, obligations or performance under this Agreement for which Licensor’s written reasonable consent is required. No delegation or other transfer will relieve Licensee of any of its obligations or performance under this Agreement. Any purported assignment, delegation or transfer in violation of this Section 14.j is void.
k.
No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
l.
Amendment; Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
m.
Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

n.
Governing Law; Dispute Resolution and Arbitration.
i.
This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the Laws of the State of New York, United States, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the Laws of any jurisdiction other than those of the State of New York.
ii.
Dispute Resolution and Arbitration. Each Party shall designate from time to time an individual responsible for resolving disputes arising under this Agreement (the “Designated Liaison”). Any disputes between or among the Parties in connection with or arising out of this Agreement shall first be referred by the Parties involved in the dispute to their Designated Liaisons, and if such individuals are not able to resolve such dispute within [***] of such referral (the “First Notice Date”), to the [***] as the case may be, for further discussion. If such discussions fail to resolve the matter within [***] of the First Notice Date, a Party may notify the other Party or Parties that it is referring the matter to arbitration and then, the matter shall be resolved by arbitration to be conducted in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), as then in effect. There shall be a single arbitrator mutually agreed by all the Parties to such dispute or, failing such mutual agreement within [***] of referral of the dispute to the AAA, selected by the President of the AAA. The arbitrator shall have at least fifteen (15) years of experience arbitrating or adjudicating the relevant type of dispute or claim. The determination of the arbitrator shall be final and binding on the Parties to the dispute and may be enforced in any court of competent jurisdiction. The subject matter, proceedings and award of the arbitration shall be Confidential Information of the Parties to such dispute pursuant to Section 9.a. The arbitrator’s award shall be subject to the pertinent provisions of this Agreement including the disclaimers and limitations of liability set forth herein. Except as may be otherwise provided herein, each Party shall be responsible for its own attorneys’ fees, costs and expenses. Notwithstanding the foregoing, nothing in this Section 14.n.ii shall be construed as limiting in any way the right of a Party to seek interim injunctive or other equitable relief from a court of competent jurisdiction with respect to any actual or threatened breach of this Agreement pending resolution of the dispute pursuant to arbitration.
o.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
p.
Failure to Perform. In the event of a failure of performance due under this

Agreement and if it becomes necessary for either Party to undertake legal action against the other on account thereof, then the prevailing Party shall be entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.
q.
Governmental Powers.
i.
Governmental Approval or Registration. If this Agreement or any associated transaction is required by the Law of any nation to be either approved or registered with any Governmental Authority, Licensee shall assume all legal obligations to do so. Licensee shall notify Licensor if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirements. Licensee shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.
ii.
Export Control Laws. Licensee shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including the International Traffic in Arms Regulations and the Export Administration Regulations.
iii.
Preference for United States Industry. If Licensee sells a Licensed Product in the United States, then Licensee shall manufacture said Licensed Product substantially in the United States but only if expressly required pursuant to any applicable Third Party Sponsor Rights and/or United States government rights.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

BRIDGE MEDICINES LLC
/s/ William Polvino 2/5/2020 Title: CEO

ROCKEFELLER UNIVERSITY
/s/ Jeanne Farrell, PhD 2/3/2020 Title: Associate VP Technology Transfer

[Signature Page - Bridge Medicines License Agreement]

Exhibit A

Development Plan

[***]

Exhibit B

Inventions, Licensed Technology and Improvements

[***]

Exhibit C Licensed Patents

[***]

Schedule 10.b

Third Party Sponsor Agreements

[***]